Exhibit 99.1

For further information contact:

Company:	Lona Cornish
PolyMedix, Inc.
484-598-2340
lcornish@polymedix.com

Investors:	Erika Moran
emoran@investorrelationsgroup.com

Media:
Steven Melfi
smelfi@investorrelationsgroup.com
The Investor Relations Group
212-825-3210
PolyMedix Initiates Dosing in Phase I Clinical Study
of Novel Systemic Antibiotic Compound
PMX-30063 The First and Only Defensin Mimetic Systemic Antibiotic Drug
In Human Clinical Trials
Radnor, PA (August 21, 2008) — PolyMedix, Inc. (OTC BB: PYMX, http://polymedix.com), an emerging biotechnology company developing new therapeutic drug products to treat infectious diseases and acute cardiovascular disorders based on biomimetics, has initiated dosing and commenced a Phase I clinical study in Canada for its defensin mimetic antibiotic compound, PMX-30063. PolyMedix received a notice of no objection from Health Canada for the Company’s Clinical Trial Application (“CTA”) for PMX-30063 in May 2008. PMX-30063 is the first and only defensin mimetic antibiotic compound to enter human clinical trials for systemic use, and represents an entirely new class of antibiotic drugs.
This first Phase I clinical trial will assess the safety of PMX-30063. The protocol for the trial involves a dose-escalation study in healthy volunteers in which each subject will receive a single dose of PMX-30063. The subjects are grouped into different cohorts with different dosage levels which will allow for the study of the effects of increased dosages. PolyMedix expects to enroll a total of thirty to fifty subjects in this clinical trial. Upon successful completion of the first clinical study, PolyMedix plans to initiate a second clinical trial to mimic the expected clinical dosing regimen. The second trial, also to be conducted in healthy volunteers, will involve repeat dosing of two intravenous infusions per day, for up fourteen days. Following these clinical trials, significant additional clinical studies and regulatory submissions will be required to obtain regulatory approval from the FDA and other regulatory bodies before PMX-30063 could be commercially sold.
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PolyMedix Initiates PMX-30063 Antibiotic Clinical Study
August 21, 2008

“The start of the clinical study for PMX-30063 represents a major milestone for PolyMedix, and we believe, for the entire medical community,” said Nicholas Landekic, CEO of PolyMedix. “This novel antibiotic compound signals a fundamental potential breakthrough in treating infectious diseases. PMX-30063 is the first and only small molecule defensin mimetic to commence clinical development for the treatment of systemic infections, and the first and only such compound whose mechanism of action is intended to directly address the major problem of bacterial drug resistance. We are proud to be the first company to bring this completely new type of antibiotic to clinical trials, and to address a major clinical need and market opportunity.”
About PMX-30063
Completely different from other antibiotic compounds currently on the market, PMX-30063 is a synthetic chemical mimic of host defense proteins, one of the oldest and most effective antimicrobial defense systems found in virtually all living creatures. PMX-30063 is the first small molecule mimetic of host defense proteins to enter clinical trials intended to treat systemic infections.
PolyMedix has undertaken in vivo studies in animals and in vitro pre-clinical studies to observe compound efficacy and toxicology attributes, and to evaluate the development of drug resistance. Based on these pre-clinical studies, we believe PMX-30063 has unique properties which sets it apart from traditional antimicrobial molecules and materials, including:
•	A novel mechanism of action, the direct biophysical disruption of bacterial cell membranes, that makes development of bacterial resistance unlikely;
•	Activity against both Gram-positive and Gram- negative bacteria, and in particular, activity against 146 different strains of Staphylococcus bacteria, including 89 drug-resistant strains of Staph bacteria;
•	Bactericidal activity, meaning it kills bacteria directly, rather than simply stopping reproduction (bacteriostatic) as do many current antibiotics;
•	Faster acting than many antibiotics; and
•	Activity against drug-resistant bacteria, including clinical isolates of multiple vancomycin- and methicillin-resistant strains.
Primitive life forms, such as molds, secrete compounds like penicillin to protect themselves from bacteria. This forms the basis for conventional antibiotics — compounds which act against biochemical targets or pathways in bacterial cells. Multi-cellular organisms, such as insects, animals, and humans, possess a more complex, first-line immune system defense against bacterial infections: the host defense proteins. Host defense proteins are part of the non-humoral
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PolyMedix Initiates PMX-30063 Antibiotic Clinical Study
August 21, 2008

(that is, not involving antibodies) response that keep humans from rapidly succumbing to infections. Biologists have discovered many different classes of natural host-defense peptides. Although these molecules possess a diverse array of structures, their physicochemical properties are similar. All are amphiphilic, meaning they have a combination of positively electrically charged properties, and hydrophobic (water-hating, fat-loving) chemical properties. This amphiphilic structure is believed to be responsible for host defense peptides’ antimicrobial activity and their unique abilities to directly disrupt bacterial cell membranes. Among the most common and well-studied antimicrobial peptides are the defensins, found in humans, the magainins, found in frogs, and the cecropins and melitins, found in insects.
PMX-30063 is designed to mimic the amphiphilic structure of the host defense proteins, but with a completely synthetic, non-peptide, small molecule structure. PMX-30063 directly disrupts bacterial cell membranes; a mechanism shared with the host defense proteins but is unique among known antibiotic drugs. For this reason, we believe that bacterial resistance is less likely to develop with PMX-30063 than has been experienced with many conventional antibiotic drugs. Multiple serial passage experiments conducted by PolyMedix and others on PMX-30063 and related PolyMedix antibiotic compounds also support our view of a lower likelihood of developing resistance.
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds, including PMX-30063 — small molecule mimetics of human host-defense proteins — have a completely different mechanism of action from current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. These compounds are being developed as rapidly acting antibiotics for serious systemic and local infections. The Company plans to continue the development of polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s heptagonist compounds, including PMX-60056, reverse the activity of both heparin and Low Molecular Weight Heparins, with the goal of developing an antagonist drug that is safer and easier to use than currently approved therapy. For more information, please visit PolyMedix on its website at www.polymedix.com.
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PolyMedix Initiates PMX-30063 Antibiotic Clinical Study
August 21, 2008

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expression.. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.